EXHIBIT 23.1

BRAVERMAN INTERNATIONAL, P.C.
1255 McDonald Drive
Prescott, AZ 86303
928-771-1122

U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated September 1, 2007, on the Financial Statements of CMark International, Inc. as of December 31, 2006 and for each of the two years then ended in the accompanying Form SB-2.

We also consent to the reference to us under the heading "Experts" in this Form SB-2.

/s/  Braverman International, P.C.
Braverman International, P.C.
Prescott, AZ
February 11, 2008